ACACIA NATIONAL - EXECUTIVE SELECT  (Registration No. 333-95593)


                               EXHIBIT 1. (3) (C)
                               COMMISSION SCHEDULE

Broker/Dealer, for its efforts in soliciting sales of the policy described as Policy Form #8020 (Variable Universal Life), shall receive commission as stated below:


   Policy Year         Premiums up to First       Premiums above First        Premiums in Excess         Annual Service Fee *
                          Target Premium           Target Premium but          of Second Target           (Paid Annually on
                                                   below Second Target              Premium              Accumulation Value)
                                                        Premium
        1                      29%                         3%                        0.5%                         0%
       2-5                     10%                         3%                        0.5%                         0%
       6-15                     0%                         0%                          0%                       .25%
       16+                      0%                         0%                          0%                       .15%

*Writing Representative only
The annual service fee is based on the policy accumulation value, unimpaired by reduced rate loans, at the beginning of the policy year.